Exhibit 10.2

EXECUTION COPY

AGREEMENT FOR TRANSFER AND EXCHANGE

AGREEMENT FOR TRANSFER AND EXCHANGE (“Agreement”), dated as of September 12, 2008, between TERRESTAR CORPORATION, a Delaware corporation (“TerreStar”) and SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (“SkyTerra” and, together with TerreStar, the “Parties”).

RECITALS

WHEREAS, Motient Ventures Holding Inc. (“MVH”), a Delaware corporation and indirect, wholly owned subsidiary of TerreStar, owns 29,926,074 shares (the “SkyTerra Shares”) of non-voting common stock, par value $0.01 per share, of SkyTerra;

WHEREAS, pursuant to an Exchange Agreement among TerreStar, MVH and SkyTerra, dated as of May 6, 2006 (the “Exchange Agreement”), TerreStar is obligated to use its commercially reasonable efforts to distribute the SkyTerra Shares to the holders of TerreStar’s common stock;

WHEREAS, MSV Investors, LLC (“MSV Investors”), a Delaware limited liability company and indirect wholly owned subsidiary of SkyTerra, owns 4,216,270 shares (the “Networks Shares”) of common stock, par value $0.001 per share of TerreStar Networks, Inc., a Delaware corporation (“Networks”);

WHEREAS, MSV Investors Holdings, Inc. (“MSVIH”), a Delaware corporation and wholly owned subsidiary of SkyTerra, owns 3,136,428 shares (the “TGL Shares”) of common stock, par value $0.01 per share, of TerreStar Global Ltd., a Bermuda corporation (“TGL”);

WHEREAS, pursuant to the Amended and Restated Stockholders Agreement of Networks, dated as of May 6, 2006 (the “Stockholders Agreement”), the ability of MSV Investors to sell or otherwise transfer the Networks Shares is limited;

WHEREAS, TerreStar desires that MVH be permitted and enabled to sell or otherwise Transfer the SkyTerra Shares, and SkyTerra desires that MSV Investors be permitted and enabled to sell or otherwise Transfer the Networks Shares and that the transferees thereof have the right, but not the obligation, to exchange Networks Shares for shares of common stock of TerreStar; and

WHEREAS, TerreStar desires to acquire from MSVIH the TGL Shares.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1       Certain Defined Terms.  For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals.

“Exchanged Shares” has the meaning set forth in Section 4.1.

“Governmental Authority” means any United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Harbinger” means Harbinger Capital Partners Master Fund I, Ltd., an exempted company organized under the laws of the Cayman Islands, and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership.

“Harbinger Letter Agreement” has the meaning set forth in Section 3.5.

“Holder” has the meaning set forth in Section 4.1(a).

“Holder Exchange Agreement” has the meaning set forth in Section 4.1.

“Indemnifiable Claim” means a claim brought by any stockholder of TerreStar (other than a holder of Exchanged Shares), in such capacity, against an Indemnified Party, arising out of or related to or in connection with the waiver contemplated by Section 3.1, and alleging in substance that such Indemnified Party is liable for harm to such stockholder consisting of such stockholder’s failure to receive SkyTerra Shares in a distribution from TerreStar as contemplated by the Exchange Agreement.

“Indemnified Party” has the meaning set forth in Section 6.1(a).

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Lien” means, with respect to any of the TGL Shares, any lien, mortgage, pledge, charge, security interest, proxy, voting agreement, voting trust or encumbrance of any kind in respect of the TGL Shares, whether or not filed, recorded or otherwise perfected under applicable law, and any agreement to give any security interest.

“Losses” has the meaning set forth in Section 6.1(a).

“MSV Investors” has the meaning set forth in the recitals.

“MSV” means Mobile Satellite Ventures LP, a Delaware limited partnership and indirect subsidiary of SkyTerra.

“MVH” has the meaning set forth in the recitals.

“MSVIH” has the meaning set forth in the recitals.

“Networks” has the meaning set forth in the recitals.

“Networks Shares” has the meaning set forth in the recitals.

“Organizational Documents” means as to any Person, the certificate of or articles of incorporation, certificate of limited partnership, certificate of formation, articles of organization, operating agreement, limited partnership agreement, limited liability company agreement, stockholders agreements or bylaws or other similar documents of such Person, as applicable.

“Other Investors” means Och Ziff Capital Management Group LLC, Solus Alternative Asset Management, Millenium Partners L.P., George Haywood and any Affiliate of any of the foregoing.

“Other Investors Letter Agreement” means the draft form of agreement attached hereto as Exhibit A.

“Party” and “Parties” has the meanings set forth in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“SkyTerra” has the meaning set forth in the preamble.

“SkyTerra Shares” has the meaning set forth in the recitals.

“Stockholders Agreement” has the meaning set forth in the recitals.

“TerreStar” has the meaning set forth in the preamble.

“TerreStar Change of Control” means any event, occurrence or circumstance which is a “change of control” or “change in control” of TerreStar or of Networks within the meaning of (i) the Indenture, dated as of February 14, 2007, among Networks, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, (ii) the Indenture, dated February 7, 2008, among Networks, as the issuer, TerreStar, certain subsidiaries of Networks and U.S. Bank National Association, as trustee, (iii) the Purchase Money Credit Agreement, dated February 5, 2008, among Networks, as the borrower, the guarantors party thereto from time to time and U.S. Bank National Association, as collateral agent, Harbinger and EchoStar Corporation, as lenders, (iv) the Series B Cumulative Convertible Preferred Stock of TerreStar or (v) the Series A Cumulative Convertible Preferred Stock of TerreStar.

“TGL Shares” has the meaning set forth in the recitals.

“Transfer” means to sell, assign, transfer, pledge, encumber, hypothecate, mortgage or otherwise dispose of, either voluntarily or involuntarily (or to enter into any contract, option or other arrangement or understanding to do any of the foregoing), but shall exclude any bona fide pledge to secure obligations to financial institutions.

“Transferee” shall mean any person to whom Networks Shares have been Transferred pursuant to Section 2.1.

ARTICLE II.
TRANSFERS OF NETWORKS SHARES

Section 2.1            Limitations on Transfers.

The following shall be the sole limitations on Transfers of Networks Shares by SkyTerra, its Subsidiaries and, solely by virtue of their entry into Joinder Agreements, Transferees of Networks Shares from and after the termination of the Stockholders Agreement in accordance with Section 2.3, and no other limitations shall apply by virtue of any other agreement between the Parties (for the avoidance of doubt, including Transfers prior to May 15, 2009):

(a)           SkyTerra, its Subsidiaries and, solely by virtue of their entry into Joinder Agreements, Transferees of Networks Shares shall not Transfer any Networks Shares, TerreStar shall have the right to decline to take action to permit the Transfer of Networks Shares, and Networks may prohibit any such proposed Transfer, if, but only to the extent of the transfer of the number of Networks Shares that, in the reasonable determination of TerreStar or Networks, following consultation with and the receipt of written advice of nationally recognized counsel, such Transfer, or exchange (or right to exchange) as contemplated in Section 4.1: (i) could cause Networks to be in violation of any material applicable state or federal laws or other material applicable legal requirement; (ii) would be to Harbinger or an Affiliate of Harbinger; or (iii) could cause a TerreStar Change of Control.  Such restriction and right to decline to permit or to prohibit proposed Transfers shall not apply in the case of transactions pursuant to effective registration statements, Rule 144 promulgated under the Securities Act or tender offers.

(b)           TerreStar shall be entitled to delay any action to permit the Transfer of Networks Shares, and Networks may delay any such Transfer, to the extent that regulatory approval, notification or other submission or procedure is required as a condition to such Transfer (including Federal Communications Commission approvals (if required), and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), until after such approval, notification or other submission or procedure has been obtained, submitted or completed, as reasonably determined by TerreStar and Networks.

(c)           Transfers of Networks Shares shall be in multiples of 1,000,000 Networks Shares (as appropriately adjusted for any stock split, combination, capital reorganization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date hereof), except that, if MSV Investors shall own fewer than such number of Networks Shares, it shall be permitted to Transfer all of its remaining Networks Shares.

(d)           No Transfer of Networks Shares shall be permitted unless such Transfer is not subject to, or is effected in compliance with an exemption from the registration requirements of, the Securities Act or is pursuant to an effective registration statement.  The parties to the proposed Transfer shall provide to Networks such information as it reasonably requests to confirm the permissibility thereof.

(e)           No Transfer of Networks Shares shall occur until the Transferee has delivered to TerreStar a duly executed and fully completed Joinder Agreement in the form of Exhibit B.

Section 2.2            Confirmation Letter.  Upon SkyTerra’s request, TerreStar shall, or shall cause Networks to, confirm (in writing if requested) to third parties the arrangements of this Article II.

Section 2.3            Stockholders Agreement.  The Stockholders Agreement shall automatically terminate immediately prior to the effectiveness of the first Transfer of Networks Shares in accordance with this Article II.

ARTICLE III.
TRANSFERS OF SKYTERRA SHARES

Section 3.1            Transfers of SkyTerra Shares.  SkyTerra hereby waives all obligations of TerreStar and its Affiliates to SkyTerra, under Sections 2.5(i) or 4.8 of the Exchange Agreement or otherwise, that TerreStar distribute SkyTerra Shares to TerreStar’s stockholders.

Section 3.2            Limitations on Transfers.

The following shall be the sole limitations on Transfers of SkyTerra Shares by TerreStar, its Subsidiaries and, solely by virtue of their entry into agreements pursuant to Section 3.2(d), transferees of SkyTerra Shares, and no other limitations shall apply by virtue of any other agreement between the Parties, but, for the avoidance of doubt, Transfers to Harbinger or the Other Investors completed within 30 days of the date hereof shall be exempt from these limitations:

(a)           TerreStar, its Subsidiaries and, solely by virtue of their entry into agreements pursuant to Section 3.2(d), Transferees of SkyTerra Shares shall not Transfer any SkyTerra Shares, SkyTerra shall have the right to decline to take action to permit the Transfer of SkyTerra Shares, and SkyTerra may prohibit any such proposed Transfer, if, in the reasonable determination of SkyTerra, such Transfer would cause SkyTerra to be in material violation of any applicable state or federal laws or other material applicable legal requirement.

(b)           SkyTerra shall be entitled to delay any action to permit the Transfer of SkyTerra Shares, and SkyTerra may delay any such Transfer, to the extent that regulatory approval, notification or other submission or procedure is required as a condition to such Transfer (including, but not limited to, Federal Communications Commission approvals (if required), and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), until after such approval, notification or other submission or procedure has been obtained, submitted or completed, as reasonably determined by SkyTerra.

(c)           No Transfer of SkyTerra Shares shall be permitted unless such Transfer is not subject to, or is effected in compliance with an exemption from the registration requirements of, the Securities Act.

(d)           No Transfer of SkyTerra Shares may take effect earlier than the third Business Day after written notice thereof is given to SkyTerra, which notice shall be accompanied by an agreement to be bound by terms similar to the terms of Exhibit B and including similar information.  The parties to the proposed Transfer shall provide to SkyTerra such information as it reasonably requests to confirm the permissibility thereof.

Section 3.3            Effect of Transfer of SkyTerra Shares.  No Transferee of the SkyTerra Shares shall, on account of such transfer, be entitled to any rights created under any contractual arrangement entered into prior to the date hereof, including the Exchange Agreement.  Each Party shall consider in good faith suggestions by the other for the termination of agreements between the Parties or their Affiliates, or provisions thereof, made impracticable or unnecessary by virtue of Transfers of the SkyTerra Shares or Networks Shares or the transactions contemplated by the Holder Exchange Agreements.

Section 3.4            Waiver Letter.  Upon TerreStar’s request, SkyTerra shall confirm (in writing if necessary) to third parties the waiver contained in Section 3.1.

Section 3.5            Agreement with Harbinger.  SkyTerra shall promptly enter into an agreement with Harbinger (the “Harbinger Letter Agreement”) substantially in the form of Exhibit C hereto.

ARTICLE IV.
EXCHANGE AND REGISTRATION

Section 4.1            Exchange and Registration Rights.  From time to time from the date hereof until May 15, 2014, subject to Section 4.2, upon the request of Transferees of Networks Shares, TerreStar shall enter into one or more Exchange and Registration Agreements (each, a “Holder Exchange Agreement”) in the form of Exhibit D with such Transferees, pursuant to which, subject to the terms and conditions thereof, each such Networks Share shall be exchanged for 4.37 shares of common stock of TerreStar (“Exchanged Shares”) (subject to adjustment for stock splits, combinations, reclassifications and similar transactions) and the Transferees will be entitled to the registration and other rights as set forth therein.

Section 4.2            Transfer of TGL Shares.  TerreStar shall not be obligated to consummate the closing under any Exchange and Registration Agreement unless SkyTerra shall have previously transferred, or caused MSVIH to transfer, in consideration thereof, all of the TGL Shares to TerreStar, or transfers or will or will cause MSVIH to transfer the TGL Shares at such closing, free and clear of all Liens, without additional consideration.  Subject to the foregoing, nothing herein shall prevent or delay the Transfer by SkyTerra or MSVIH of any TGL Shares to any party at any time.

Section 4.3            Actions to Aid Exchange and Registration.  Until the earlier of May 15, 2014, and the date when no further Networks Shares are eligible for exchange pursuant to Holder Exchange Agreements and no Exchanged Shares are eligible for registration under the Holder Exchange Agreements, TerreStar shall not (a) modify or permit the modification of the definitions referred to in the definition of “TerreStar Change of Control” in any manner adverse to the interests of the holders of Networks Shares or Exchanged Shares, (b) fail to use commercially reasonable efforts to comply with the “current public information” requirements of Rule 144(c) promulgated under the Securities Act, or (c) enter into any other agreement granting registration rights which could cause the registration under the Holder Exchange Agreements to become unavailable or which would have a higher priority.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Section 5.1            Representation and Warranties of the Parties.  Each Party represents and warrants to the other Party as follows:

(a)           Organization and Good Standing.  Such Party is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to consummate the transactions contemplated by this Agreement.

(b)           Authority.  Such Party has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, and the Waiver Letter provided for in Section 3.4 in the case of SkyTerra, by such Party, the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of such Party.  This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

(c)           No Conflict; Consents.  The execution and delivery by such Party of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of such Party or, in any material respect, any applicable agreement to which such Party is a party, or (ii) violate any judgment, order, decree or Law applicable to such Party.  No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Authority or other Person is required to be obtained in connection with the execution and delivery of this Agreement by such Party or the performance of such Party’s obligations hereunder.

ARTICLE VI.
INDEMNIFICATION

Section 6.1            Indemnification.

(a)           Subject to the limitations of this Article VI, TerreStar shall indemnify and hold harmless SkyTerra and its officers, directors, employees, agents, successors, assigns and Affiliates (each, an “Indemnified Party”), against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses (collectively, “Losses”), net of amounts actually received by the Indemnified Party in indemnification or insurance from third parties, incurred or suffered by the Indemnified Party as a result of or relating to any Indemnifiable Claim.

(b)           If an Indemnified Party receives notice from any third party with respect to, or otherwise becomes aware of, an Indemnifiable Claim, then the Indemnified Party shall promptly (but in any event no later than 5 days after receipt of such notice) notify TerreStar thereof in writing; provided, however, that no delay on the part of the Indemnified Party in so notifying TerreStar shall relieve TerreStar from any obligation under this Article VI unless (and then solely to the extent that) TerreStar is thereby prejudiced.

(c)           TerreStar shall have the right (except as otherwise provided herein) to assume the defense of the Indemnifiable Claim with counsel of its choice, at any time within 15 days after the Indemnified Party has given notice to TerreStar of the Indemnifiable Claim; provided, however, that the Indemnified Party may retain one separate counsel (i) at its sole cost and expense and participate in the defense of the Stockholders Claim, or (ii) if the Indemnified Party has reasonably concluded that a conflict exists between the Indemnified Party and TerreStar that would prevent the counsel selected by TerreStar from representing the Indemnified Party, or if the Indemnified Party has reasonably concluded that there may be material legal defenses available to it that are different from or additional to those available to TerreStar, in which case TerreStar will be responsible for the cost of expense of such separate counsel and TerreStar will not have the right to direct the defense of such action on behalf of the Indemnified Party.

(d)           TerreStar will not, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of judgment or enter into any settlement or compromise in respect of which indemnification has been sought hereunder, unless such settlement or compromise includes an unconditional release of the Indemnified Party and each controlling person thereof from all liability arising out the Indemnifiable Claim.  The Indemnified Parties will not be liable for any settlement of any action or claim effected in violation of the previous sentence.  TerreStar will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

Section 6.2            Limitations.

(a)           In no event shall any Indemnified Party be entitled under this Article VI to recover any punitive, incidental, consequential, indirect, exemplary or other special damages, damages representing lost profits, revenue, income or opportunities, business interruption, or harm to reputation, or any similar amounts.

(b)           Indemnification pursuant to this Article VI shall be the sole and exclusive remedy of the Indemnified Parties against TerreStar and its employees, directors, officers, agents and other representatives in respect of any Indemnifiable Claim.

(c)           For the avoidance of doubt, the rights of the Indemnified Parties under Section 6.1 are personal to such Persons, may not be assigned (other than to successor corporations) and are not intended to benefit any other Person, including Transferees of Networks Shares.

ARTICLE VII.
GENERAL PROVISIONS

Section 7.1            Public Announcements.

  The Parties shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law.  Each Party shall be permitted to describe this Agreement and the transactions contemplated hereby in a Current Report on Form 8-K to be filed with or furnished to the Securities and Exchange Commission, but each Party shall provide a draft of such report to the other, with opportunity to provide comments, prior to such filing.

Section 7.2            Amendment and Modification.

  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 7.3            Fees and Expenses.

  Each of the Parties acknowledges and agrees that such Party is responsible for bearing and paying its own legal fees and any other expenses incurred in connection with negotiating, executing and implementing this Agreement.  Nothing in this Section 7.3 shall preclude a Party from making a claim for or recovering legal expenses incurred in connection with enforcement of its rights and remedies under this Agreement in a court of law or other legal proceeding, arbitration or mediation.

Section 7.4            Waiver.  No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

Section 7.5            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to TerreStar, to:

TerreStar Corporation
12010 Sunset Hills Road
Reston, VA 20910
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: David M. Wilf

(ii)	if to SkyTerra, to:

SkyTerra Communications, Inc.
10802 Parkridge Boulevard
Reston, VA 20191
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Gregory A. Fernicola and Michael J. Zeidel

Section 7.6            Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 7.7            Entire Agreement.  This Agreement (including the Exhibits hereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof.  This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement or course of action of the Parties or their representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into this Agreement unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 7.8            No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns, and other than the Indemnified Parties, any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 7.9            Assignment; Successors.  This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns.  No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties.  Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the Parties and their respective successors and permitted assigns.

Section 7.10          Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of New York or the applicable New York state court located in New York County (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 7.11          Governing Law; Consent to JurisdictionSection 7.12.  This Agreement shall be governed by and construed in accordance with the Law of the State of New York without regard to any applicable principles of conflicts of law.  Each Party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

Section 7.13          Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 7.14          Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

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IN WITNESS WHEREOF, TerreStar and SkyTerra have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TERRESTAR CORPORATION

By:
Name:
Title:

SKYTERRA COMMUNICATIONS, INC.

By:
Name:
Title:

[Signature Page to Agreement]

Exhibit A

Other Investors Letter Agreement

[Attached]

A-1

Exhibit B

Form of Joinder Agreement

[Attached]

A-1

Exhibit C

Form of Letter Agreement with Harbinger

 [Attached]

B-1

Exhibit D

Form of Exchange and Registration Agreement

 [Attached]

[Signature Page to Agreement]